Exhibit 10.3

April 22, 2002


Dr. Beny Primm
A.R.T.C
22 Chapel Street
Brooklyn, NY.  11201

Dear Beny:

We are very pleased that we have agreed to extend your Consulting Services Agreement dated February 16, 2001 in the areas of Behavioral Health & Smart Card Technology for one (1) year from the above date. We are attaching the Letter Agreement to this extension. Once this extension is signed, we can issue your options.


Yours truly,


/s/ Edward Bright
-----------------
Edward Bright
Chairman of the Board

EB:mmm


Accepted


/s/ Beny J Primm                                6/17/02
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Dr. Beny Primm                                    Date